EXHIBIT 3.i



                           GENERAL MOTORS CORPORATION

                          -----------------------------


                                    RESTATED
                          CERTIFICATE OF INCORPORATION


                              AS RESTATED AND FILED
                                  MARCH 1, 2004









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                           GENERAL MOTORS CORPORATION

                                    Restated
                          Certificate of Incorporation

                              As Restated and Filed
                                  March 1, 2004

                                     FIRST:

      The name of the Corporation is

                           GENERAL MOTORS CORPORATION


                                    SECOND:

      The registered office of the Corporation shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent in charge thereof is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

                                     THIRD:

      The nature of the business of the Corporation and the objects and purposes proposed to be transacted, promoted, or carried on by it, are as follows, to-wit:

(a) To manufacture, buy, sell and deal in automobiles, trucks, cars, boats, flying machines and other vehicles, their parts and accessories, and kindred articles, and generally to conduct an automobile business in all its branches.

(b) To purchase or otherwise acquire, lease, assign, mortgage, pledge or otherwise dispose of any trade names, trade marks, concessions, inventions, formulae, improvements, processes of any nature whatsoever, copyrights, and letters patent of the United States and of foreign countries, and to accept and grant licenses thereunder.

(c) To subscribe or cause to be subscribed for, and to purchase or otherwise acquire, hold for investment, sell, assign, transfer, mortgage, pledge, exchange, distribute or otherwise dispose of the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, notes and other evidences of indebtedness of any corporation, stock company or association, now or hereafter existing, and whether created by or under the laws of the State of Delaware, or otherwise; and while owners of any of said shares of capital stock or bonds or other property to exercise all the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person for that purpose from time to time to the same extent as natural persons might or could do.

(d) To purchase, hold, sell and reissue the shares of its own capital stock.

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(e) To buy, lease, or otherwise acquire, so far as may be permitted by law, the whole or any part of the business, goodwill, and assets of any person, firm, association or corporation (either foreign or domestic) engaged in a business of the same general character as that for which this Corporation is organized.

(f) To endorse, guarantee and secure the payment and satisfaction of bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations and evidences of indebtedness, and also to guarantee and secure the payment or satisfaction of interest on obligations and of dividends on shares of the capital stock of other corporations; also to assume the whole or any part of the liabilities, existing or prospective, of any person, corporation, firm or association; and to aid in any manner any other person or corporation with which it has business dealings, or whose stocks, bonds, or other obligations are held or are in any manner guaranteed by the Corporation, and to do any other acts and things for the preservation, protection, improvement, or enhancement of the value of such stocks, bonds, or other obligations.

(g) To engage in any other manufacturing or mercantile business of any kind or character whatsoever, and to that end to acquire, hold, own and dispose of any and all property, assets, stocks, bonds and rights of any and every kind.

(h) Without in any particular limiting any of the objects and powers of the Corporation, it is hereby expressly declared and provided that the Corporation shall have power to do all things herein before enumerated, and also to issue or exchange stocks, bonds, and other obligations in payment for property purchased or acquired by it, or for any other object in or about its business; to borrow money without limit; to mortgage or pledge its franchises, real or personal property, income and profits accruing to it, any stocks, bonds or other obligations, or any property which may be acquired by it, and to secure any bonds or other obligations by it issued or incurred.

(i) To carry on any business whatsoever which the Corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated, directly or indirectly, to promote the interests of the Corporation or to enhance the value of its property; to conduct its business in this State, in other States, in the District of Columbia, in the Territories and Colonies of the United States, and in foreign countries; and to hold, purchase, mortgage and convey real and personal property, either in or out of the State of Delaware, and to have and to exercise all the powers conferred by the laws of Delaware upon corporations formed under the act pursuant to and under which this Corporation is formed.

                                    FOURTH:

      The total authorized capital stock of the Corporation is as follows:
2,106,000,000 shares, of which 6,000,000 shares shall be Preferred Stock, without par value ("Preferred Stock"), 100,000,000 shares shall be Preference Stock, $0.10 par value ("Preference Stock"), and 2,000,000,000 shares shall be Common Stock, $1 2/3 par value ("Common Stock").

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DIVISION I:  COMMON STOCK.

      The privileges and restrictions of the shares of the Common Stock are as follows:

(a)   Dividend Rights.

      Subject to the express terms of any outstanding series of Preferred Stock or Preference Stock, dividends may be paid in cash or otherwise upon the Common Stock out of the assets of the Corporation and may be declared and paid only to the extent of the assets of the Corporation legally available for the payment of dividends. Subject to the foregoing, the declaration and payment of dividends on the Common Stock, and the amount thereof, shall at all times be solely in the discretion of the Board of Directors of the Corporation.

(b)   Voting Rights.

      The holders of Common Stock shall be entitled to vote as a single class on all matters to be voted on by the stockholders of the Corporation. Each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the stock transfer books of the Corporation.

(c)   Liquidation Rights.

      In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of Preferred Stock and Preference Stock the full preferential amounts to which they are entitled, the holders of Common Stock shall be entitled to receive the assets of the Corporation remaining for distribution to its stockholders ratably on a per share basis. None of the consolidation or merger of the Corporation into or with any other entity or entities, the sale or transfer by the Corporation of all or any part of its assets, or the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

DIVISION II:  PREFERRED STOCK.

      A statement of the relative rights of the holders of Preferred Stock and a statement of the limits of variation between each series of Preferred Stock as to rate of dividends and price of redemption and a statement of the voting powers and the designations, powers, privileges and rights, and the qualifications, limits or restrictions thereof of the various series thereof, except so far as the Board of Directors is expressly authorized to fix the same by resolution or resolutions for the various series of the Preferred Stock, are as follows:

      Preferred Stock of the Corporation may be issued in various series as may be determined from time to time by the Board of Directors, each such series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, and all series shall rank equally and be identical in all respects except as to the dividend rate and the amount payable upon the exercise of the right to redeem.

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      The dividend on the Preferred Stock of each series shall be such rate as may be fixed by the Board of Directors in the resolution or resolutions providing for the issuance of the Preferred Stock of such series, and as shall be stated on the face or back of the certificates of stock therefor.

      The amount payable on the exercise of the right to redeem Preferred Stock of each series shall be an amount as may be fixed by the Board of Directors in the resolution or resolutions providing for the issuance of the Preferred Stock of such series, and as shall be stated on the face or back of the certificates of stock therefor.

      All other provisions herein set forth in respect of the Preferred Stock of the Corporation shall apply to all the Preferred Stock of the Corporation, irrespective of any variations between the Preferred Stock of the different series.

      The holders of the Preferred Stock shall be entitled to receive cumulative dividends, when and as declared by the Board of Directors, at the rates fixed for the respective series in the Certificate of Incorporation or in the resolution or resolutions of the Board of Directors providing for the issuance of the respective series, and no more, payable quarterly on the dates to be fixed by the By-Laws. The periods between such dates commencing on such dates are herein designated as "dividend periods." Dividends on all shares of any one series shall commence to accrue and be cumulative from the first day of the current dividend period within which shares of such series are first issued, but in the event of the issue of additional shares of such series subsequent to the date of the first issue of said shares of such series, all dividends paid on the shares of such series prior to the issue of such additional shares and all dividends declared payable to holders of record of shares of such series of a date prior to such issue shall be deemed to have been paid in respect of the additional shares so issued. Such dividends on the Preferred Stock shall be in preference and priority to any payment on any other class of stock of the Corporation.

      The dividends on the Preferred Stock shall be cumulative and shall be payable before any dividend on the Common Stock or any series of the Preference Stock shall be paid or set apart so that if in any year dividends at the rates determined for the respective series of the Preferred Stock shall not be paid thereon, the deficiency shall be payable before any dividend shall be paid upon or set apart for the Common Stock or any series of the Preference Stock. Dividends shall not be declared and paid on the shares of Preferred Stock of any one series for any dividend period unless dividends have been or are contemporaneously paid or declared and set apart for payment thereof on the shares of Preferred Stock of all series, for all the dividend periods terminating on the same or an earlier date.

      Whenever all cumulative dividends on the Preferred Stock outstanding shall have been paid and a sum sufficient for the payment of the next ensuing quarterly dividend on the Preferred Stock outstanding shall have been set aside from the surplus or net profits, the Board of Directors may declare dividends on the Common Stock or any series of the Preference Stock, payable then or thereafter, out of any remaining surplus or net profits, and no holders of any shares of any series of Preferred Stock, as such, shall be entitled to share therein.

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      At the option of the Board of Directors, the Preferred Stock shall be subject to redemption at the amounts fixed for the respective series in the Certificate of Incorporation or in the resolution or resolutions of the Board of Directors providing for the issuance of the respective series, together, in the case of each class or series, with accrued dividends on the shares to be redeemed, on any dividend paying date in such manner as the Board of Directors may determine.

      The holders of the Preferred Stock shall not have any voting power whatsoever, except upon the question of selling, conveying, transferring or otherwise disposing of the property and assets of the Corporation as an entirety and except as otherwise required by law.

DIVISION III:  PREFERENCE STOCK.

      The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of Preference Stock from time to time in one or more series of any number of shares, with a distinctive serial designation for each series, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preference Stock authorized by this Article FOURTH, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preference Stock from time to time adopted by the Board of Directors. Subject to said limitations, and provided that each series of Preference Stock shall rank junior to the Preferred Stock with respect to the payment of dividends and distributions in liquidation, each series of Preference Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes of or any other series of the same or any other class or classes of stock of the Corporation or any other issuer, at such price or prices or at such rates of exchange, and with such adjustments;
(f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such series of Preference Stock.

      Shares of any series of Preference Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preference Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preference Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preference Stock.

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DIVISION IV:  MISCELLANEOUS.

      From time to time, the Preferred Stock, the Preference Stock, and the Common Stock may be increased or decreased according to law, and may be issued in such amounts and proportions as shall be determined by the Board of Directors, and as may be permitted by law.

      In the event of any liquidation or dissolution or winding up, whether voluntary or otherwise, of the Corporation, the holders of the Preferred Stock shall be entitled to be paid the redemption price of each series in full, as aforesaid, out of the assets whether capital or surplus, and, in every case, the unpaid dividends accrued on such shares, whether or not earned or declared, before any distribution of the assets to be distributed shall be made to the holders of Common Stock or any series of the Preference Stock; but the holders of such shares shall be entitled to no further participation in such distribution. If the assets distributable on such liquidation, dissolution or winding up shall be insufficient to permit the payment to the holders of the Preferred Stock of the full amount of the redemption price of each series in full as aforesaid and accrued dividends as aforesaid, the said assets shall be distributed pro rata among the holders of the respective series of the Preferred Stock. After all payments are made as aforesaid, any required payments shall be made with respect to the Preference Stock, if any, outstanding, and the remaining assets and funds shall be divided among and paid to the holders of Common Stock ratably on a per share basis. The merger or consolidation of the Corporation into or with any other corporation shall not be or be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

      Any Preferred Stock, Preference Stock, or Common Stock, authorized hereunder or under any amendment hereof, in the discretion of the Board of Directors, may be issued, except as herein otherwise provided, in payment for property or services, or as bonuses to employees of the Corporation or employees of subsidiary companies, or for other assets or securities including cash, necessary or desirable, in the judgment of the Board of Directors, to be purchased or acquired from time to time for the Corporation, or for any other lawful purpose of the Corporation.

      If it seems desirable so to do, the Board of Directors may from time to time issue scrip for fractional shares of stock. Such scrip shall not confer upon the holder any right to dividends or any voting or other rights of a stockholder of the Corporation, but the Corporation shall from time to time, within such time as the Board of Directors may determine or without limit of time if the Board of Directors so determines, issue one or more whole shares of stock upon the surrender of scrip for fractional shares aggregating the number of whole shares issuable in respect of the scrip so surrendered, provided that the scrip so surrendered shall be properly endorsed for transfer if in registered form.

                                     FIFTH:

      The Corporation is to have perpetual existence.
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                                     SIXTH:

      The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                                    SEVENTH:

      The number of Directors of the Corporation, not less than three, shall be fixed from time to time by the Bylaws and the number may be altered as therein provided. In case of any increase in the number of Directors, the additional Directors shall be elected as provided by the Bylaws, by the Directors, or by the stockholders at an annual or special meeting. In case of any vacancy in the Board of Directors, the remaining Directors, by affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term of the Director whose place is vacant and until his successor shall be duly elected and qualified.

      No Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174, or any successor provision thereto, of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.

      In furtherance, and not in limitation of the powers conferred by law, the Board of Directors are expressly authorized:

(a) To make, alter, amend and repeal the Bylaws of the Corporation.

(b) To remove at any time any officer elected or appointed by the Board of Directors but only by the affirmative vote of a majority of the whole Board of Directors. Any other officer or employee of the Corporation may be removed at any time by a vote of the Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the Bylaws or by the vote of the Board of Directors.

(c) To designate, by resolution passed by a majority of the whole Board, two or more of their number to constitute an executive committee, who, to the extent provided in said resolution or in the Bylaws of the Corporation, shall have and exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. A majority of such committee shall constitute a quorum for the transaction of business.

(d) To designate any other standing committees by the affirmative vote of a majority of the whole Board, and such standing committees shall have and may exercise such powers as shall be conferred or authorized by the Bylaws, including the power to cause the seal of the Corporation to be affixed to any papers which may require it.

(e) Every right of action by or on behalf of the Corporation or by any stockholder against any past, present or future member of the Board of Directors, officer or employee of the Corporation arising out of or in connection with any bonus, stock option, performance achievement or other

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incentive plan at any time approved by the stockholders of the Corporation, irrespective of the place where action may be brought and irrespective of the place of residence of any such Director, officer or employee, shall cease and be barred by the expiration of three years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises or
(b) the first date upon which there has been made generally available to stockholders an annual report of the Corporation and a proxy statement for the annual meeting of stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the amount of any credit to a reserve for the purpose of any such plan, and the aggregate bonus, performance achievement or other awards, and the aggregate options or other grants, made under any such plan; and every right of action by any employee (past, present or future) against the Corporation arising out of or in connection with any such plan shall, irrespective of the place where action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

(f) From time to time to fix and to vary the sum to be reserved over and above its capital stock paid in before declaring any dividends; to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in; to fix the time of declaring and paying any dividend, and, unless otherwise provided in this Certificate or in the Bylaws, to determine the amount of any dividend. All sums reserved as working capital or otherwise may be applied from time to time to the acquisition or purchase of its bonds or other obligations or shares of its own capital stock or other property to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient and neither the stocks, bonds, or other property so acquired shall be regarded as accumulated profits for the purpose of declaring or paying dividends unless otherwise determined by the Board of Directors, but shares of such capital stock so purchased or acquired may be resold, unless such shares shall have been retired for the purpose of decreasing the Company's capital stock as provided by law.

(g) From time to time to determine whether and to what extent, and at what time and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

(h) With the written assent of the holders of two-thirds of its issued and outstanding stock of all classes without a meeting, or pursuant to the affirmative vote in person or by proxy of the holders of two-thirds of its issued and outstanding stock of all classes, at any meeting, either annual or special, called as provided in the Bylaws, the Board of Directors may sell, convey, assign, transfer or otherwise dispose of, any part or all of the property, assets, rights and privileges of the Corporation as an entirety, for the stock, bonds, obligations or other securities of another corporation of this or of any other State, Territory, Colony or foreign country, or for cash, or partly cash, credit, or property, or for such other consideration as the Board of Directors, in their absolute and uncontrolled discretion, may determine.

(i) The Corporation may by its Bylaws confer upon the Directors powers and authorities additional to the foregoing and to those expressly conferred upon them by statute.

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                                    EIGHTH:

      Both the stockholders and the Directors of the Corporation may hold their meetings and the Corporation may have an office or offices in such place or places outside of the State of Delaware as the Bylaws may provide, and the Corporation may keep its books outside of the State of Delaware except as otherwise provided by law.

                                     NINTH:

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner, now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.